Exhibit 99.1

OUTFRONT MEDIA REPORTS FIRST QUARTER 2016 RESULTS
Revenues of $348.4 million, up 1.3% on a reported basis
Adjusted OIBDA of $88.1 million, up 1.3% on a reported basis
AFFO of $49.0 million, $0.36 per diluted share
Operating Income of $24.2 million; Net loss of $2.3 million
Quarterly dividend of $0.34 per share, payable June 30, 2016

NEW YORK, May 5, 2016 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter ended March 31, 2016.

“As expected, our first quarter revenues grew 3.0% organically, reflecting the third consecutive quarter of improved U.S. billboard performance and continued expansion in transit.  Our U.S. focused asset mix was also enhanced through both acquisitions and the recent divestiture of our Latin America business,” said Jeremy Male, Chairman and Chief Executive Officer of OUTFRONT Media.  “With a positive outlook for the industry and our business in 2016, together with our continued investment in new products for the future, we look forward to increasing returns for our shareholders in 2016 and beyond.”

First Quarter Results	Three Months Ended March 31,
$ in Millions, except per share amounts	2016	2015
Revenues	$348.4	$343.9
Organic Revenues	346.8	336.7
Adjusted OIBDA	88.1	87.0
Operating Income	24.2	26.6
Net (Loss) Income	(2.3)	1.1
Funds From Operations (FFO)	48.5	49.9
Adjusted FFO (AFFO)	49.0	49.5
AFFO per diluted weighted average share	$0.36	$0.36

First Quarter 2016 Results

Consolidated
Reported revenues of $348.4 million increased $4.5 million, or 1.3%, for the first quarter of 2016 as compared to the same prior-year period. On an organic basis, revenues of $346.8 million for the first quarter of 2016 were up 3.0% compared to the same prior-year period.

Reported billboard revenues of $250.4 million increased $3.5 million, or 1.4%, due primarily to an increase in average revenue per display (yield) and increased revenues from the conversion of static billboards to digital, partially offset by foreign currency exchange losses and the disposition of billboard advertising structures in the second quarter of 2015. On an organic basis, billboard revenues were up 3.3% compared to the same prior-year period due to higher U.S. billboard results offset by flat International results.

Reported transit and other revenues of $98.0 million increased $1.0 million, or 1.0%, due to stronger U.S. market conditions in local advertising, partially offset by the loss of the New York City phone kiosk contract in the first quarter of 2015 and lower advertising revenues in the first quarter of 2016 from major sports entertainment events. On an organic basis, transit and other revenues increased 2.2% over the same prior-year period.

Total Operating expenses of $199.8 million grew $1.0 million, or 0.5%. Transit franchise expenses and posting, maintenance and other expenses were flat. Selling, General and Administrative expenses (“SG&A”) of $65.3 million grew $3.6 million, or 5.8% over the same prior-year period, primarily as a result of increased compensation-related expenses for selected new hires and higher legal expenses of $0.8 million, the majority of which are expected to be non-recurring.

Reported Adjusted OIBDA of $88.1 million increased $1.1 million, or 1.3%.

Segment Results

United States
Reported revenues of $322.9 million increased $9.0 million, or 2.9%, for the first quarter of 2016 as compared to the same prior-year period due to an increase in average revenue per display (yield), and growth attributable to conversion of static billboards to digital, partially offset by the impact of the disposition of billboard advertising structures in the second quarter of 2015, the loss of the New York City phone kiosk contract in the first quarter of 2015, and lower advertising revenue in the first quarter of 2016 from major sports entertainment events. On an organic basis, revenues were $321.3 million for the first quarter of 2016, an increase of 3.3% from the same prior-year period. On an organic basis, billboard revenues were up 3.6% due to an increase in average revenue per display (yield), and growth attributable to conversion of static billboards to digital. On an organic basis, transit and other revenues were up 2.6% compared to the same prior-year period driven by increased advertiser demand for transit displays as reflected by an increase in average revenue per display (yield). Reported Adjusted OIBDA of $97.7 million increased $3.3 million, or 3.5% compared to the same prior year period.

International
Reported revenues of $25.5 million decreased $4.5 million, or 15.0%, in the first quarter of 2016 as compared to the same prior-year period due primarily to the impact of foreign currency exchange. Organic revenues decreased $0.3 million, or 1.2%, due to declines in Latin America and Canada. On an organic basis, billboard revenues were flat and transit and other revenues were down 8.1% compared to the same prior-year period. Reported Adjusted OIBDA was a loss of $0.6 million in the first quarter of 2016 compared to income of $0.1 million in the same prior-year period.

Corporate
Corporate costs, excluding stock-based compensation, increased $1.5 million to $9.0 million in the first quarter of 2016 compared to the same prior-year period, including an $0.8 million increase in legal expenses, a majority of which are expected to be non-recurring, and increased compensation-related expenses.

Loss on Real Estate Assets Held for Sale
On April 1, 2016, we completed the sale of our equity interests in certain of our subsidiaries which held all of the assets of our outdoor advertising business in Latin America. We recorded a loss on real estate assets held for sale of approximately $1.3 million in the three months ended March 31, 2016 on the Consolidated Statement of Operations. In connection with the sale, the assets and liabilities of the Latin America business is classified as Assets held for sale and Liabilities held for sale on the Consolidated Statement of Financial Position.

Interest Expense
Net Interest expense in the first quarter of 2016 was $28.6 million, including amortization of deferred financing costs of $1.4 million. Net interest expense in the first quarter of 2015 was $27.8 million, including amortization of deferred financing costs of $1.5 million. The weighted average cost of debt at March 31, 2016, was 4.7%.

Income Taxes
The benefit for income taxes was $1.3 million in the first quarter of 2016 and $1.4 million in the first quarter of 2015. Cash paid for income taxes in the first quarter of 2016 was $2.0 million as compared to $1.3 million in the same prior-year period.

Net Income (Loss) per Common Share
Net loss attributable to common shareholders was $2.3 million in the first quarter of 2016 as compared to net income attributable to common shareholders of $1.1 million in the same prior-year period. Net loss for the first quarter of 2016 was primarily impacted by a loss on real estate assets held for sale, and higher legal expenses, the majority of which are expected to be non-recurring. Diluted weighted average shares outstanding were 137.6 million for the first quarter of 2016 and 2015. Net loss per diluted weighted average share was $0.02 for the first quarter of 2016 as compared to net income per diluted weighted average share of $0.01 in the same prior-year period.

FFO & AFFO
FFO was $48.5 million in the first quarter of 2016, a decrease of $1.4 million from the same prior-year period, driven primarily by lower net income from our international segment. AFFO was $49.0 million in the first quarter of 2016, a decrease of $0.5 million over the same prior-year period due primarily to lower net income from our international segment and higher cash paid for lease acquisition costs, partially offset by lower maintenance capital expenditures. AFFO per diluted weighted average share was $0.36 in the first quarter of 2016 and $0.36 in the first quarter of 2015.

Cash Flow & Capital Expenditures
Net cash flow provided by operating activities of $33.8 million for the three months ended March 31, 2016 increased $28.0 million compared to $5.8 million during the same prior-year period, primarily due to lower upfront transit franchise payments in the first quarter of 2016, partially offset by lower net income as adjusted for non-cash items. Total capital expenditures increased $1.3 million to $14.4 million for the three months ended March 31, 2016.

Dividends
In the three months ended March 31, 2016, the Company paid cash dividends of $47.1 million. The Company announced on April 28, 2016 that its board of directors has approved a quarterly cash dividend on the Company’s common stock of $0.34 per share payable on June 30, 2016, to shareholders of record at the close of business on June 10, 2016.

Balance Sheet and Liquidity
As of March 31, 2016, the Company’s liquidity position included cash of $43.2 million and $358.8 million of availability under its $425.0 million revolving credit facility, net of $31.2 million of issued letters of credit against the revolving credit facility and outstanding borrowings of $35.0 million. Total debt outstanding at March 31, 2016 was $2.3 billion, primarily consisting of a $748.7 million term loan, $1.5 billion of senior unsecured notes, net of discounts and premiums, and $35.0 million drawn on the Company's revolving credit facility which was repaid on April 1, 2016 with a portion of the proceeds from the sale of our Latin America operations. On April 29, 2016, the Company paid $20 million on its outstanding term loan.

Conference Call
The Company will host a conference call to discuss the results on May 5, 2016 at 4:30 p.m. Eastern Time. The conference call numbers are 800-378-6592 (U.S. callers) and 719-325-2157 (International callers) and the passcode for both is 8466913. Live and replay versions of the conference call will be webcast in the Investor Relations section of the Company’s website, www.OUTFRONTmedia.com.

Supplemental Materials
In addition to this press release, the Company has provided a supplemental investor presentation which can be viewed on the Company’s website, www.OUTFRONTmedia.com.

About OUTFRONT Media Inc.
OUTFRONT Media is one of the largest out-of-home media companies in North America with a leading presence in top markets throughout the United States and Canada. We have a diverse portfolio of billboard, transit and digital displays reaching mass audiences, as well as a distinct offering of prime assets impacting select markets. Our recently launched ON Smart Media platform is redefining the out-of-home space with hardware and software solutions for precise demographic and location targeting, and engaging ways to connect with increasingly mobile consumers.

Contact:
Investors:	Media:
Gregory Lundberg	Carly Zipp
Senior Vice President, Investor Relations	Director of Communications
(212) 297-6441	(212) 297-6479
greg.lundberg@OUTFRONTmedia.com	carly.zipp@OUTFRONTmedia.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate revenues on a constant dollar basis as reported revenues excluding the impact of foreign currency exchange rates between periods. We provide constant dollar revenues to understand the underlying growth rate of revenue excluding the impact of changes in foreign currency exchange rates between periods, which are not under management’s direct control. Our management believes constant dollar revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate organic revenues as reported revenues excluding revenues associated with significant acquisitions and divestitures, revenues associated with business lines we no longer operate, and the impact of foreign currency exchange rates (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate and define "Adjusted OIBDA" as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation, restructuring charges and loss on real estate assets held for sale. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. We calculate Funds From Operations ("FFO") in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income (loss) adjusted to exclude gains and losses from the sale of real estate assets, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs and the non-cash effect of loss on real estate assets held for sale, as well as the same adjustments for our equity-based investments, as applicable. We calculate Adjusted AFFO ("AFFO") as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes costs related to restructuring charges, as well as certain non-cash items, including non-real estate depreciation and amortization, deferred income taxes, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent and amortization of deferred financing costs. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other real estate investment trusts ("REITs"). Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO, AFFO, and related per weighted average share amounts, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. Since constant dollar revenues, organic revenues, Adjusted OIBDA, Adjusted OIBDA margin, FFO and AFFO and, as applicable, related per weighted average share amounts, are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income (loss) and net income (loss) and net income (loss) per common share for basic and diluted earnings per share ("EPS"), the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-7 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions; competition; government regulation; our inability to increase the number of digital advertising displays in our portfolio; taxes, fees and registration requirements; our ability to obtain and renew key municipal contracts on favorable terms; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; environmental, health and safety laws and regulations; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and advertising executives; the ability of our board of directors to cause us to issue additional shares of stock without stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; diverse risks in our international business; a breach of our security measures; failure to comply with regulations regarding privacy and data protection; the financial information included in our filings with the Securities and Exchange Commission (the “SEC”) may not be a reliable indicator of our future results; asset impairment charges for goodwill; our failure to remain qualified to be taxed as a REIT; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; even if we remain qualified to be taxed as a REIT, and we sell assets, we could be subject to tax on any unrealized net built-in gains in the assets held before electing to be treated as a REIT; the Internal Revenue Service (the “IRS”) may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing an operating partnership as part of our REIT structure; our limited operating history as a REIT; we may not be able to engage in desirable strategic or capital-raising transactions as a result of our separation from CBS Corporation, and we could be liable for adverse tax consequences resulting from engaging in significant strategic or capital-raising transactions; and other factors described in our filings with the SEC, including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) See Notes on Page 13

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2016	2015
Revenues:
Billboard	$250.4	$246.9
Transit and other	98.0	97.0
Total revenues	348.4	343.9
Expenses:
Operating	199.8	198.8
Selling, general and administrative	65.3	61.7
Restructuring charges	—	0.6
Loss on real estate assets held for sale	1.3	—
Net (gain) loss on dispositions	0.4	(0.3)
Depreciation	29.1	28.7
Amortization	28.3	27.8
Total expenses	324.2	317.3
Operating income	24.2	26.6
Interest expense, net	(28.6)	(27.8)
Other income (expense), net	(0.2)	0.1
Loss before benefit for income taxes and equity in earnings of investee companies	(4.6)	(1.1)
Benefit for income taxes	1.3	1.4
Equity in earnings of investee companies, net of tax	1.0	0.8
Net income (loss)	$(2.3)	$1.1

Net income (loss) per common share:
Basic	$(0.02)	$0.01
Diluted	$(0.02)	$0.01

Weighted average shares outstanding:
Basic	137.6	136.9
Diluted	137.6	137.6

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) See Notes on Page 13

	As of
(in millions)	March 31, 2016	December 31, 2015
Assets:
Current assets:
Cash and cash equivalents	$43.2	$101.6
Receivables, less allowance ($9.0 in 2016 and $8.9 in 2015)	189.0	209.5
Prepaid lease and transit franchise costs	80.4	61.5
Other prepaid expenses	27.3	21.9
Assets held for sale	4.8	5.2
Other current assets	15.8	12.5
Total current assets	360.5	412.2
Property and equipment, net	691.7	701.7
Goodwill	2,101.9	2,074.7
Intangible assets	585.9	570.5
Other assets	59.3	56.4
Total assets	$3,799.3	$3,815.5

Liabilities:
Current liabilities:
Accounts payable	$63.8	$83.6
Accrued compensation	24.3	39.4
Accrued interest	27.2	19.5
Accrued lease costs	24.9	28.8
Other accrued expenses	50.5	35.3
Deferred revenues	31.0	20.7
Short-term debt	35.3	—
Liabilities held for sale	21.5	25.0
Other current liabilities	13.6	13.3
Total current liabilities	292.1	265.6
Long-term debt	2,222.9	2,222.0
Deferred income tax liabilities, net	11.1	10.9
Asset retirement obligation	33.7	33.2
Other liabilities	69.3	71.2
Total liabilities	2,629.1	2,602.9

Commitments and contingencies

Stockholders’ equity:
Common stock (2016 - 450.0 shares authorized, and 137.9 shares issued
and outstanding; 2015 - 450.0 shares authorized, and 137.6 issued and outstanding)	1.4	1.4
Additional paid-in capital	1,935.0	1,934.3
Distribution in excess of earnings	(651.3)	(602.2)
Accumulated other comprehensive loss	(114.9)	(120.9)
Total stockholders’ equity	1,170.2	1,212.6
Total liabilities and stockholders’ equity	$3,799.3	$3,815.5

Exhibit 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) See Notes on Page 13

	Three Months Ended
	March 31,
(in millions)	2016	2015
Operating activities:
Net income (loss)	$(2.3)	$1.1
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation and amortization	57.4	56.5
Deferred tax (benefit) liability	(0.5)	(0.4)
Stock-based compensation	4.8	3.6
Provision for doubtful accounts	0.8	0.8
Accretion expense	0.6	0.6
Loss on real estate assets held for sale	1.3	—
Net (gain) loss on dispositions	0.4	(0.3)
Equity in earnings of investee companies, net of tax	(1.0)	(0.8)
Distributions from investee companies	—	0.7
Amortization of deferred financing costs and debt discount and premium	1.4	1.5
Change in assets and liabilities, net of investing and financing activities	(29.1)	(57.5)
Net cash flow provided by operating activities	33.8	5.8

Investing activities:
Capital expenditures	(14.4)	(13.1)
Acquisitions	(60.5)	(9.9)
Proceeds from dispositions	0.3	0.7
Net cash flow used for investing activities	(74.6)	(22.3)

Financing activities:
Proceeds from long-term debt borrowings - senior notes	—	103.8
Proceeds from borrowings under revolving credit facility	35.0	105.0
Repayments of borrowings under revolving credit facility	—	(105.0)
Deferred financing fees	(0.4)	(2.2)
Proceeds from stock option exercises	—	2.0
Taxes withheld for stock-based compensation	(5.1)	(3.0)
Dividends	(47.1)	(54.9)
Other	(0.2)	(0.4)
Net cash flow provided by (used for) financing activities	(17.8)	45.3

Effect of exchange rate changes on cash and cash equivalents	0.2	(1.3)
Net increase (decrease) in cash and cash equivalents	(58.4)	27.5
Cash and cash equivalents at beginning of period	101.6	28.5
Cash and cash equivalents at end of period	$43.2	$56.0

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2.0	$1.3
Cash paid for interest	19.5	19.2

Non-cash investing and financing activities:
Accrued purchases of property and equipment	5.4	0.5
Issuance of stock for purchase of property and equipment	—	6.4
Taxes withheld for stock-based compensation	1.5	0.1

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited) See Notes on Page 13

	Three Months Ended March 31, 2016
(in millions, except percentages)	U.S.	International	Corporate	Consolidated
Revenues:
Billboard	$228.3	$22.1	$—	$250.4
Transit and other	94.6	3.4	—	98.0
Total revenues	$322.9	$25.5	$—	$348.4
Organic revenues(a):
Billboard	$227.7	$22.1	$—	$249.8
Transit and other	93.6	3.4	—	97.0
Total organic revenues(a)	$321.3	$25.5	$—	$346.8
Non-organic revenues(b):
Billboard	$0.6	$—	$—	$0.6
Transit and other	1.0	—	—	1.0
Total non-organic revenues(b)	$1.6	$—	$—	$1.6

Operating income (loss)	$45.3	$(7.3)	$(13.8)	$24.2
Restructuring charges	—	—	—	—
Loss on real estate assets held for sale	—	1.3	—	1.3
Net (gain) loss on dispositions	0.4	—	—	0.4
Depreciation and amortization	52.0	5.4	—	57.4
Stock-based compensation	—	—	4.8	4.8
Adjusted OIBDA	$97.7	$(0.6)	$(9.0)	$88.1

Adjusted OIBDA margin	30.3%	(2.4)%	*	25.3%

Capital expenditures	$13.5	$0.9	$—	$14.4

	Three Months Ended March 31, 2015
(in millions, except percentages)	U.S.	International	Corporate	Consolidated	In Constant $(c)
Revenues:
Billboard	$221.1	$25.8	$—	$246.9	$243.2
Transit and other	92.8	4.2	—	97.0	96.5
Total revenues	$313.9	$30.0	$—	$343.9	$339.7
Organic revenues(a)
Billboard	$219.7	$22.1	$—	$241.8	$241.8
Transit and other	91.2	3.7	—	94.9	94.9
Total organic revenues(a)	$310.9	$25.8	$—	$336.7	$336.7
Non-organic revenues(b):
Billboard	$1.4	$3.7	$—	$5.1	$1.4
Transit and other	1.6	0.5	—	2.1	1.6
Total non-organic revenues(b)	$3.0	$4.2	$—	$7.2	$3.0

Operating income (loss)	$43.9	$(6.2)	$(11.1)	$26.6
Restructuring charges	0.6	—	—	0.6
Net (gain) loss on dispositions	(0.4)	0.1	—	(0.3)
Depreciation and amortization	50.3	6.2	—	56.5
Stock-based compensation	—	—	3.6	3.6
Adjusted OIBDA	$94.4	$0.1	$(7.5)	$87.0

Adjusted OIBDA margin	30.1%	0.3%	*	25.3%

Capital expenditures	$12.1	$1.0	$—	$13.1

Exhibit 5: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 13

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2016	2015
Net income (loss)	$(2.3)	$1.1
Depreciation of billboard advertising structures	26.6	26.8
Amortization of real estate related intangible assets	13.4	14.4
Amortization of direct lease acquisition costs	8.9	7.5
Loss on real estate assets held for sale	1.3	—
Net (gain) loss on disposition of billboard advertising structures, net of tax	0.4	(0.3)
Adjustment related to equity-based investments	0.2	0.4
FFO	$48.5	$49.9

FFO per weighted average share outstanding:
Basic	$0.35	$0.36
Diluted	$0.35	$0.36

FFO	$48.5	$49.9
Adjustment for deferred income taxes	(0.5)	(0.4)
Cash paid for direct lease acquisition costs	(10.6)	(7.9)
Maintenance capital expenditures	(4.0)	(6.5)
Restructuring charges, net of tax	—	0.5
Other depreciation	2.5	1.9
Other amortization	6.0	5.9
Stock-based compensation	4.8	3.6
Non-cash effect of straight-line rent	0.3	0.4
Accretion expense	0.6	0.6
Amortization of deferred financing costs	1.4	1.5
AFFO	$49.0	$49.5

AFFO per weighted average share outstanding:
Basic	$0.36	$0.36
Diluted	$0.36	$0.36

Net income (loss) per common share:
Basic	$(0.02)	$0.01
Diluted	$(0.02)	$0.01

Weighted average shares outstanding:
Basic	137.6	136.9
Diluted	137.6	137.6

Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 13

	Three Months Ended
	March 31,
(in millions)	2016	2015
Adjusted OIBDA	$88.1	$87.0
Interest expenses, net of amortization of deferred financing costs	(27.2)	(26.3)
Current taxes	0.8	1.0
Cash paid for direct lease acquisition costs	(10.6)	(7.9)
Maintenance capital expenditures	(4.0)	(6.5)
Equity earnings of investee companies, net of tax	1.0	0.8
Adjustment related to equity-based investments	0.2	0.4
Non-cash effect of straight-line rent	0.3	0.4
Accretion expense	0.6	0.6
Other expense	(0.2)	—
AFFO	$49.0	$49.5

Exhibit 7: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 13

Outdoor Advertising Business in Latin America

	Three Months Ended
	March 31,
(in millions)	2016	2015
Revenues:
Organic revenues(a)	$11.4	$11.6
Non-organic revenues(d)	—	2.9
Revenues	$11.4	$14.5

Operating loss	$(3.0)	$(0.8)
Loss on real estate assets held for sale	1.3	—
Depreciation	0.8	1.0
Amortization	0.4	0.5
Adjusted OIBDA	$(0.5)	$0.7

Net loss	$(3.3)	$(0.9)
Depreciation of billboard advertising structures	0.6	0.8
Amortization of direct lease acquisition costs	0.4	0.5
Loss on real estate assets held for sale	1.3	—
FFO	$(1.0)	$0.4
Cash paid for direct lease acquisition costs	(0.3)	(0.5)
Other depreciation	0.2	0.2
Accretion expense	0.1	0.1
AFFO	$(1.0)	$0.2

Exhibit 8: OPERATING EXPENSES
(Unaudited) See Notes on Page 13

	Three Months Ended
	March 31,		%
(in millions, except percentages)	2016	2015	Change
Operating expenses:
Billboard property lease	$90.4	$89.3	1.2%
Transit franchise	52.1	52.3	(0.4)
Posting, maintenance and other	57.3	57.2	0.2
Total operating expenses	$199.8	$198.8	0.5

Exhibit 9: EXPENSES BY SEGMENT
(Unaudited) See Notes on Page 13

	Three Months Ended
	March 31,		%
(in millions, except percentages)	2016	2015	Change
U.S.:
Operating expenses	$180.1	$176.3	2.2%
SG&A expenses	45.1	43.2	4.4

International:
Operating expenses	19.7	22.5	(12.4)
SG&A expenses	6.4	7.4	(13.5)

NOTES TO EXHIBITS

PRIOR PERIOD PRESENTATION CONFORMS TO CURRENT REPORTING CLASSIFICATIONS.

(a)
Organic revenues exclude revenues associated with significant acquisitions and divestitures, revenues associated with business lines we no longer operate, and the impact of foreign currency exchange rates ("non-organic revenues").

(b)
Non-organic revenues includes $1.6 million for the three months ended March 31, 2016, primarily related to acquisitions. Non-organic revenues includes $7.2 million for the three months ended March 31, 2015, primarily related to the impact of foreign currency exchange rates.

(c)	Revenues on a constant dollar basis are calculated as reported revenues excluding the impact of foreign currency exchange rates between periods.

(d)	Non-organic revenues includes $2.9 million for the three months ended March 31, 2015, related to the impact of foreign currency exchange rates.

* Calculation not meaningful